Exhibit 10.32

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CELL LINE LICENSE AGREEMENT

This Cell Line License Agreement (“Agreement”), effective as of March 4, 2024 (“EFFECTIVE DATE”), is entered and made by and between WuXi Biologics Ireland Limited, having an address at Dundalk Science & Technology Park, Mullagharlin, Dundalk, Co Louth A91 X56F, Ireland (collectively, “WuXi Biologics”) and Oruka Therapeutics, Inc., a Delaware corporation, with an office at 221 Crescent Street, Building 23, Suite 105, Waltham, MA 02453 (“Licensee”). WuXi Biologics and Licensee may be referred to herein individually as a “Party” and collectively as the “Parties.”

The Parties agree as follows:

1.	Definitions

1.1	“Affiliate” of a person means any other person that directly or indirectly Controls, is Controlled by, or is under common Control with, the person.

1.2	“Client Product” means [***] of interest to Licensee, which is designated by the Licensee to be produced by the Licensed Cell Line. Each different Client Product covered under this Agreement shall be specified in Appendix I. An amendment to this Agreement is required for each new Client Product produced by the Licensed Cell Line.

1.3	“Confidential Information” of a Party (the “Disclosing Party”) means all non- public scientific, technical, financial regulatory or business information and materials disclosed by or on behalf of the Disclosing Party to the other Party (the “Receiving Party”) or its Related Persons (defined below) in connection with this Agreement. Confidential information shall be identified as confidential in writing or, if disclosed verbally or by observation, summarized in writing and submitted to the Receiving Party within [***] of the oral or visual disclosure thereof; provided, however, information need not be labeled or marked “confidential” to be deemed Confidential Information hereunder, if under the circumstances it is, or should be, understood to be confidential. The Confidential Information of both Parties includes the existence, terms and objectives of this Agreement, and the nature of any dispute and the outcome of any arbitration proceedings arising out of or in connection with this Agreement.

1.4	“Construct” means a [***] developed by WuXi Biologics that is used for delivering genetic code and for transfecting and/or transforming the Host Cell Line for purposes of creating the Licensed Cell Line.

1.5	“Control” over an entity means (a) owning 50% or more of the voting securities or other ownership interests of such entity or (b) having the power to direct the management or policies of such entity.

1.6	“Drug Product” means the final dosage form which contains Client Product, in association with other active or inactive ingredients.

1.7	“Drug Substance” means bulk Client Product, which has not yet been packaged into its final dosage form.

1.8	“Host Cell Line” means the proprietary host cell line developed by WuXi Biologics, and designated by WuXi Biologics as the [***], that is used to make the Licensed Cell Line.

1.9	“Licensed Cell Line” means a transformed or transfected (using WuXi Biologics’ Construct(s)) version of the Host Cell Line that produces the Client Product.

1.10	“Licensed Know-How” means any know-how and non-public information owned or controlled by WuXi Biologics that is used or incorporated in the Process, and that is necessary or useful to operate the Process as further described in the Technology Transfer Package. The word “control” when used in connection with Licensed Know-How includes both exclusively and non-exclusively licensed know-how and non-public information, as well a right of WuXi Biologics to transfer such know-how and non-public information to Licensee. As used in this definition “know-how” means all confidential and proprietary commercial, technical, scientific and other know-how and information, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data and know-how, and including study designs and protocols).

1.11	“Marketing Authorization Approval” means, with respect to a country or extra-national territory, any and all approvals (including a New Drug Application or Biologics License Application approved by the FDA), licenses, registrations or authorizations of any Regulatory Authority necessary in order to commercially distribute, sell or market a product in such country or some or all of such extra-national territory, including any pricing or reimbursement approvals.

2 of 14

1.12	“Materials” means the biological materials, including the Licensed Cell Line, provided to Licensee pursuant to the license granted under this Agreement.

1.13	“Media and Feeds” means any proprietary media and feeds used in the Process.

1.14	“Net Sales” means the amount [***] by Licensee and its Affiliates or sublicensees for bona fide sales of Client Product to a third-party [***], less:

●	[***];

●	[***];

●	[***];

●	[***];

●	[***];

●	[***]; and

●	[***].

Net Sales will not include [***]. Such amounts will be determined from the books and records of [***], maintained in accordance with GAAP consistently applied.

1.15	“Process” means a process for manufacture of Client Product utilizing Licensed Know-How, Materials and Media and Feeds as described in the Technology Transfer Package.

1.16	“Regulatory Authority” means any applicable supranational, national, regional, state or local regulatory agency, department, bureau, commission, council, or other government entity involved in regulating development of and granting regulatory approval for a pharmaceutical product, including the FDA and EMA.

1.17	“Related Persons” means a Party’s Affiliates and their respective directors, officers, employees and agents.

1.18	“Research Cell Bank” is a [***].

3 of 14

1.19	“Technology Transfer Package” means all information and data describing the Process, together with all Licensed Know-How, Materials and Media and Feeds necessary or useful for the development and manufacture of Client Product using the Licensed Cell Line and/or the Process.

1.20	“Third Party” means any person other than the Parties to this Agreement.

1.21	“Third Party Manufacturer” means (i) a Third Party whose primary business is contract manufacturing, or (ii) a Third Party who has a contractual arrangement with Licensee or with a sublicensee of Licensee that includes manufacturing of Client Product and/or Drug Product by such Third Party for Licensee or such sublicensee.

2.	License

2.1	WuXi Biologics hereby grants to Licensee and its Affiliates a non-exclusive, worldwide license, with the right to grant sublicenses as provided in Section 2.3, to the Licensed Know-How and the Licensed Cell Line, Materials, and Media and Feeds, for the purpose of conducting the Process, including the following licensed activities:

i.	to make, have made, import, sell and otherwise use Client Product; and

ii.	to make, have made, use, sell, have sold, offer for sale, import, keep and otherwise deal in and further commercialize Drug Substance and Drug Product for any and all purposes.

2.2	The Licensee or its Affiliates may contract with a Third Party Manufacturer for the limited purpose of developing and manufacturing Client Product on behalf of the Licensee or its Affiliates, provided that, such Third Party Manufacturers are bound by the contract to comply with the confidentiality and use terms of this Agreement, and that the Licensee or its Affiliates will remain liable for any Third Party Manufacturers’ breach of this Agreement.

2.2.1	For the benefit of doubt, a Third Party Manufacturer cannot manufacture Client Product, Drug Substance or Drug Product utilizing the Licensed Cell Line and Licensed Know-How without first being contracted with a Licensee, its Affiliates or sublicensee.

2.2.2	A Third Party Manufacturer that has been granted a sublicense cannot grant, issue or transfer a sublicense to another Third Party.

4 of 14

2.3	Subject to the terms and conditions of this Agreement, Licensee shall have the right to grant sublicenses to a Third Party for the rights granted to Licensee under this Agreement. Each sublicense agreement shall be in writing and provided that the applicable sublicensee is bound by all applicable terms and conditions of this Agreement, and Licensee or its Affiliates shall remain liable for any sublicensee’s breach of this Agreement. Licensee shall inform WuXi Biologics in writing any and all such sublicenses. [***]. Licensee will notify WuXi Biologics in writing of any sublicense agreement with a sublicensee within [***] of the execution of such agreement. Any sublicense granted by Licensee to any rights licensed to it hereunder will terminate [***] upon the termination of the license by WuXi Biologics under the terms of this Agreement; provided, that such sublicensed rights will not terminate if, as of the effective date of such termination, a sublicensee is not in material default of its obligations under its sublicense agreement, and within [***] of such termination, the sublicensee agrees in writing to be bound directly to WuXi Biologics under a license agreement substantially similar to this Agreement with respect to the rights sublicensed hereunder.

2.4	Except as expressly provided in this Agreement, nothing in this Agreement shall be deemed to have granted Licensee (by implication, estoppel or otherwise) any right, title, license or other interest in or with respect to any intellectual property, Know-How or information owned or controlled by WuXi Biologics.

2.5	Invoicing of License fees will commence [***].

3.	Transfer of Materials and Licensed Know-How

WuXi Biologics shall notify Licensee in writing within [***] following the date on which WuXi Biologics completes transfection of the Host Cell Line to generate the Licensed Cell Line. Thereafter, [***] upon written request and the completion of due payment by Licensee (and in any event within [***] following designation of a Third Party Manufacturer), WuXi Biologics shall disclose, make available, and conduct a full transfer, and shall cause its Affiliates to disclose, make available, and conduct a full transfer to Licensee, its Affiliates, or any one or more of its Third Party Manufacturers designated by Licensee, all Materials and Licensed Know-How, that is necessary or reasonably useful for Licensee and Third Party Manufacturers to solely develop and manufacture the Client Product. The Parties shall agree to a schedule for such transfer of the Materials and Licensed Know-How. WuXi Biologics will provide [***] assistance to enable such Third Party Manufacturer to manufacture Client Product, provided, however, it is the Third Party Manufacturer’s full responsibility to manufacture such Client Product after the transfer, WuXi Biologics will not be responsible for the Third Party Manufacturer’s success or failure to manufacture any Client Products. Initiation of such technology transfer will be determined by Licensee. WuXi Biologics will be reimbursed for such activities by Licensee on an [***] rate. WuXi Biologics will provide [***] requested ongoing technical support if requested by Licensee with such support reimbursed [***] rate basis.

5 of 14

4.	License Fee

As consideration for the license granted in Section 2 of this Agreement, and the representation and warranty set forth in Section 10 of this Agreement, Licensee agrees to pay WuXi Biologics a fixed non-creditable, non-refundable license fee of USD [***] for the Licensed Cell Line used in Client Product.

5.	Cell Line Royalties.

If Licensee manufactures [***] commercial supplies of the applicable Drug Substance using manufacturing facilities other than WuXi Biologics’ or its Affiliates’ manufacturing facilities, Licensee shall pay to WuXi Biologics a Royalty of [***] on the applicable Drug Product’s global Net Sales sold by Licensee, its Affiliates, or sublicensees, paid to WuXi Biologics [***]. If Licensee manufactures [***] commercial supplies of the applicable Drug Substance using WuXi Biologics’ or its Affiliates’ manufacturing facilities, the Royalty shall be [***], depending on [***]. If Licensee manufactures all of its commercial supplies of the applicable Drug Substance by WuXi Biologics or its Affiliates, no Royalty is applicable and no Royalty payment shall be due hereunder.

6.	Payment Terms

Licensee shall pay WuXi Biologics’ undisputed invoice(s) within [***] of receipt by Licensee. Such payments will be made by wire transfer to the account designated by WuXi Biologics. Invoices must be submitted, and payment must be made, [***].

7.	Bank Account Details

Unless the Parties otherwise mutually agree in writing, and such mutual agreement is set forth in a particular invoice, Licensee shall pay each invoice by wire transfer to the account designated by WuXi Biologics. With respect to Net Sales invoiced in U.S. dollars, the Net Sales and the amounts due hereunder will be expressed in U.S. dollars. With respect to Net Sales invoiced in a currency other than U.S. dollars, payments will be calculated based on standard methodologies employed by Licensee or its Affiliates or sublicensees for consolidation purposes for the [***] for which remittance is made for Royalties.

6 of 14

8.	Restriction

Licensee agrees that no attempt will be made by or on behalf of Licensee to modify or reverse engineer the Licensed Cell Line or attempt to reverse engineer, recreate or assemble the Construct(s). Licensee shall only use the Licensed Cell Line in the way as permitted by this Agreement and shall not use or have used the Licensed Cell Line for any purpose other than as provided hereunder, including operating the Process, the manufacture of Client Product, Drug Substance and Drug Product, and for other purposes reasonably related to securing Marketing Authorization Approval for the Client Product and/or Drug Product. Licensee shall not transfer the Licensed Cell Line to any Third Party except to a permitted sublicensee, as described in Section 2.2 above, permitted Third Party Manufacturer, or an assignee.

9.	Indemnity

9.1	Licensee agrees to indemnify, hold harmless and defend WuXi Biologics, its Affiliates, and their respective directors, officers, employees and agents harmless (collectively, “WuXi Indemnitees”) from and against any and all liabilities and damages (including reasonable attorneys’ fees) resulting from any and all claims from any Third Party (“Claims”) to the extent arising from the use of the Licensed Cell Line, Client Product, Drug Substance or Drug Product by Licensee; except to the extent WuXi Biologics is obligated to indemnify Licensee in accordance with Section 9.2 of this Agreement, and provided further that Licensee shall have no obligation to indemnify any such Claims that arise from WuXi Biologics’ (i) negligence or intentional misconduct in connection with the Licensed Cell Line (ii) material breach of this Agreement (including the representations and warranties set forth in Section 10); or (iii) Host Cell Line components of the Licensed Cell Line or any Media and Feeds.

9.2	WuXi Biologics will indemnify Licensee, its Affiliates, its sublicensees and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, “Licensee Indemnitees”), and defend and hold each of them harmless, from and against any and all Losses in connection with any and all Third-Party Claims against Licensee Indemnitees to the extent arising from or occurring as a result of: (i) the breach by WuXi Biologics of any provision of this Agreement; or (ii) any negligence or willful misconduct on the part of any WuXi Indemnitee in connection with the Host Cell Line components of the Licensed Cell Line, except in each case to the extent Licensee is obligated to indemnify WuXi Biologics in accordance with Section 9.1 of this Agreement.

9.3	Each party must notify the other party within [***] of receipt of any claims made for which the other party might be liable hereunder. The indemnifying party will have the sole right to defend, negotiate, and settle such claims. The indemnified party will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist in such defense. No compromise or settlement of any Claim may be made by the indemnifying Party without the indemnified Party’s written consent; provided, however, that the indemnifying party will have final decision-making authority regarding all aspects of the defense of any claim. The party seeking indemnification will provide the indemnifying party with such information and assistance as the indemnifying party may reasonably request, at the expense of the indemnifying party.

7 of 14

9.4	Limitation of Liability. NEITHER PARTY WILL BE LIABLE UNDER ANY LEGAL THEORY (WHETHER TORT, CONTRACT OR OTHERWISE) FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, HOWEVER CAUSED, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT AS A RESULT OF A BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN SECTION 11. NOTHING IN THIS SECTION 9.4 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

10.	Representations and Warranties

10.1	WuXi Biologics represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the Republic of Ireland; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of WuXi Biologics; (iii) the performance of WuXi Biologics’ obligations under this Agreement will not conflict with its charter documents or result in a material breach of any agreements, contracts or other arrangements to which it is a party; (iv) WuXi Biologics will not before the termination of this Agreement enter into any agreements, contracts or other arrangements that would be materially inconsistent with its obligations under this Agreement; (v) WuXi Biologics has sufficient facilities, experienced personnel and other capabilities reasonably suited to enable it to perform its obligations under this Agreement; (vi) WuXi Biologics has the right to grant the licenses or sublicenses, as the case may be, therefor granted under this Agreement; (vii) WuXi Biologics is the sole and exclusive owner of the Licensed Know-how and Licensed Cell Line, or otherwise has the right to license the Licensed Know-how and Licensed Cell Line and grant rights to Licensee as set forth in this Agreement and during the Term of the Agreement, (viii) to the best of its knowledge WuXi Biologics is and will remain entitled to grant to Licensee the licenses and rights specified or contemplated by this Agreement, and to the Licensed Know-How, (ix) as of the Effective Date, neither WuXi Biologics nor any of its Affiliates has received any notice challenging WuXi Biologics’ ownership or right to use the Licensed Know-How in relation to the Licensed Cell Line and, Host Cell Line component of the Licensed Cell Line, (x) to the best of WuXi Biologics’s knowledge, there are no valid grounds for any claim against WuXi Biologics or any of its Affiliates except for any claims caused by Licensee’s DNA sequence related to the Client Product incorporated into the Licensed Cell Line.

8 of 14

10.2	Licensee represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the Commonwealth of Massachusetts; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Licensee; (iii) the performance of Licensee’s obligations under this Agreement will not conflict with its charter documents or result in a material breach of any agreements, contracts or other arrangements to which it is a party; (iv) Licensee has sufficient facilities, experienced personnel and other capabilities reasonably suited to enable it to perform its obligations under this Agreement; and (v) Licensee will not before the termination of this Agreement enter into any agreements, contracts or other arrangements that would be materially inconsistent with its obligations under this Agreement.

10.3	Disclaimer of Warranties. OTHER THAN AS PROVIDED IN THIS AGREEMENT, THE LICENSED KNOW-HOW, AND LICENSED CELL LINES ARE PROVIDED AND LICENSED TO LICENSEE “AS IS”, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT THERETO OR TO THE PRODUCTS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSEVALIDITY OF THE RIGHTS LICENSED HEREUNDER, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

11.	Confidentiality

11.1	Subject to the exceptions listed below, during the term of this Agreement and for [***] thereafter, the Receiving Party shall, and shall ensure that its Related Persons will, (a) maintain the Disclosing Party’s Confidential Information in confidence, (b) not use such Confidential Information other than in connection with this Agreement, and (c) not disclose such Confidential Information to any Third Party other than (i) those of its Related Persons that have a need to know such Confidential Information in connection with the Activities conducted pursuant to the Agreement and are obligated to maintain such Confidential Information in confidence and (ii) to the extent required by applicable law or judicial order, or to the extent reasonably necessary to prosecute or defend litigation or arbitration in relation to this Agreement, and, in either case, only after the Receiving Party gives the Disclosing Party [***] advance written notice of such requirement and [***] cooperates with the Disclosing Party’s efforts to limit or avoid such disclosure, to seek a protective order or secure confidential treatment of the Confidential Information, and/or to seek any other remedies available to the Disclosing Party at law or in equity. Notwithstanding the foregoing, the existence of this Agreement and its non-technical terms may be disclosed confidentially in connection with a potential financing, collaboration or acquisition or in discussion with a potential acquirer of Client Product.

9 of 14

11.2	The Receiving Party’s obligations set forth in Section 11.1 do not apply to Confidential Information if (a) the information is public knowledge or becomes public knowledge after disclosure through no act or omission of the Receiving Party or any of its Related Persons, (b) the information can be shown by the Receiving Party to have been lawfully in its possession prior to disclosure, (c) the information was rightfully received on a non-confidential basis from a Third Party that was not obligated to maintain the information in confidence, or (d) the Receiving Party can show that equivalent information was developed independently by the Receiving Party without reference to the Disclosing Party’ Confidential Information.

11.3	Licensee may disclose the Confidential Information of WuXi Biologics to a Third Party for the purpose of exercising Licensee’s license rights hereunder (including disclosure to potential Third Party sublicensees), provided that Licensee shall, prior to such disclosure, ensure that each Third Party to which disclosure is to be made is made aware of the obligations contained in this Agreement and agrees to be subject to obligations of confidentiality and non-use no less onerous than those contained in this Agreement. Any breaches of the obligations of confidentiality and non-use contained in this Agreement by such Third Party shall be treated as a breach of such obligations by Licensee.

11.4	Notwithstanding anything to the contrary in this Agreement, a Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in securities filings with the U.S. Securities and Exchange Commission (or equivalent foreign agency) and any rules of stock exchanges where the Parties may be listed to the extent required by applicable law after complying with the procedure set forth in this Section 11.4. In such event, unless otherwise required to comply with applicable law, the Party seeking such disclosure will prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party will [***] give its input in a [***] in order to allow the Party seeking disclosure to file its request within the timelines proscribed by applicable laws and regulations. The Party seeking such disclosure shall exercise [***] to obtain confidential treatment of this Agreement from the U.S. Securities and Exchange Commission (or equivalent foreign agency) as represented by the redacted version reviewed by the other Party.

11.5	The provisions of this Section 11 shall survive termination or expiry of this Agreement.

10 of 14

12.	Termination

12.1	Voluntary Termination by Licensee.

Licensee shall have the right to terminate this Agreement upon [***] prior written notice to WuXi Biologics, and upon payment of all undisputed amounts due to WuXi Biologics through such termination effective date.

12.2	Termination for Default

(a)	Nonpayment. In the event Licensee fails to pay any undisputed amounts due and payable to WuXi Biologics hereunder, and fails to make such payments within thirty (30) days after receiving written notice of such failure, WuXi Biologics may terminate this Agreement [***] upon written notice to Licensee.

(b)	Material Breach. In the event Licensee commits a material breach of its obligation under this Agreement and fails to cure that breach within [***] after receiving written notice thereof, WuXi Biologics may terminate this Agreement [***] upon written notice to Licensee.

12.3	Termination Upon Bankruptcy. If either Party makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition or commences a proceeding under any bankruptcy or insolvency act in any state or country or has any such petition or application filed against it which is not discharged within [***] of the filing thereof, then the other Party may thereafter terminate this Agreement effective [***] upon written notice to such Party. All rights and licenses granted under or pursuant to this Agreement by WuXi Biologics are, and will otherwise be deemed to be, for purposes of the relevant provisions of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3 (“BIA”), including Sections 65.11(7), 65.13(9), 72.1 and 246.1 of the BIA; and the relevant provisions of the Companies’ Creditors Arrangement Act, R.S.C. 1985, c. C-36 (“CCAA”), including Sections 32(6) and 36(8) of the CCAA (the BIA and CCAA being referred to collectively as the “Insolvency Legislation”), a grant of a “right to use” “intellectual property” as used in the Insolvency Legislation. The Parties agree that Licensee and its Affiliates and sublicensees, as licensees of such rights under this Agreement, will retain and may fully exercise all of their rights and elections under the Insolvency Legislation subject to the payment of amounts provided for herein. Without limiting Licensee’s rights under the Insolvency Legislation, if WuXi Biologics becomes insolvent or makes an assignment for the benefit of its creditors or there is filed by or against it any bankruptcy, receivership, reorganization or similar proceeding pursuant to or under the Insolvency Legislation or otherwise, Licensee will be entitled to a copy of any and all information specified in the Technology Transfer Package unless WuXi Biologics, or its trustee or receiver, elects within [***] to continue to perform all of its obligations under this Agreement.

12.4	Expiration or termination of this Agreement for any reason will not relieve either party of any obligation accruing prior to such expiration or termination, including section 5 (Cell Line Royalties) shall survive termination or expiry of this Agreement.

11 of 14

13.	Miscellaneous.

13.1	Assignment. This Agreement may not be assigned or otherwise transferred by either Party (subject to Licensee’s right to sublicense its rights hereunder) without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a Party may, without such consent, assign this Agreement in its entirety (a) to an Affiliate, or (b) to a Third Party in connection with a merger, acquisition, consolidation or a sale involving all or substantially all of the assets or business of such Party. Any attempted assignment or transfer in violation of this Section 13.1 shall be void.

13.2	Regulatory Assistance. WuXi Biologics will provide assistance to Licensee, and any sublicensee, in respect of Licensee’s or such sublicensee’s regulatory filing activities for the Client Product and/or Drug Product, at Licensee’s or such sublicensee’s reasonable cost and expense on [***] rate.

13.3	Governing Law. The laws of the State of New York, USA, without regard to any choice of law principle that would require the application of the law of another jurisdiction, govern all matters relating to this Agreement and the enforcement thereof. The parties expressly reject any application to this Agreement of (a) the United Nations Convention on Contracts for the International Sale of Goods; and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, done at Vienna on April 11, 1980.

13.4	Arbitration. The parties shall engage in good faith consultation to resolve any dispute arising out of or in connection with this agreement. Such consultation will begin [***] after one party has delivered to the other party a request for consultation. If the dispute cannot be resolved within [***] following the date on which the request for consultation is delivered, then either party may submit the dispute to JAMS International Arbitration Rules (“Arbitration”). The Arbitration tribunal will consist of three arbitrators. Within [***] after the commencement of the Arbitration, each Party shall select one person to act as arbitrator, each of whom must be a practicing or retired attorney or judge have at least [***] of litigation experience within the biopharmaceutical industry. The two arbitrators so selected shall select the chair within [***] of the commencement of the Arbitration, whom must a practicing or retired attorney or judge have at least [***] of litigation experience within the biopharmaceutical industry. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator within the allotted time, the third arbitrator shall be appointed by JAMS in accordance with the JAMS International Arbitration Rules. All arbitrators shall serve as neutral, independent and impartial arbitrators. (ii) The Arbitration shall be conducted in accordance with the expedited procedures set forth in the JAMS International Arbitration Rules. The place of arbitration will be Manhattan, New York. The official language of the arbitration will be English. The arbitration proceedings will be confidential, and the arbitrator may issue appropriate protective orders to safeguard each party’s Confidential Information. During the course of arbitration, the parties shall continue to implement the terms of this agreement. The arbitral award will be final and binding upon the parties, and the party to the award may apply to a court of competent jurisdiction for enforcement of the award. Notwithstanding the foregoing, each party has the right to institute an action in a court of proper jurisdiction for injunctive or other equitable relief pending a final decision by the arbitrator.

13.5	Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were the original signatures.

12 of 14

IN WITNESS WHEREOF, the Parties hereto have caused this AGREEMENT to be duly executed as of the Effective Date set forth above.

WuXi Biologics Ireland Limited		Oruka Therapeutics, Inc.

By:	/s/ Zhisheng Chen	By:	/s/ Lawrence Klein
Name:	Zhisheng Chen	Name:	Lawrence Klein
Title:	Director	Title:	CEO

13 of 14

Appendix I

[***]

14 of 14